UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2010

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 698-0900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2010, Cano Petroleum, Inc., a Delaware corporation (the “Company”), received a notice from NYSE Amex LLC (the “Exchange”) providing notification that the Company does not meet one of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE Amex LLC company guide (the “Company Guide”), and the Company has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide.  Specifically, the Company is not in compliance with Section 704 of the Company Guide in that it failed to hold its 2009 annual meeting of stockholders prior to June 30, 2010.

To maintain its Exchange listing, the Company must submit a plan of compliance by December 10, 2010 advising the Exchange of action it has taken, or will take, that would bring the Company into compliance with Section 704 of the Company Guide by May 10, 2011.  The Company is taking steps to prepare and submit such a plan to the Exchange on or before December 10, 2010.  The Corporate Compliance Department management of the Exchange will evaluate the Company’s plan and determine whether it reasonably demonstrates the Company’s ability to regain compliance with the continued listing standards by May 10, 2011.  If the Exchange accepts the Company’s plan, the Company may be able to continue its listing during the plan period up to May 10, 2011, provided that the Company demonstrates progress consistent with its plan and complies with other applicable Exchange listing qualifications.  If the Company fails to submit a satisfactory plan or fails to demonstrate progress consistent with the plan accepted by the Exchange, the Exchange may initiate delisting procedures.  During the plan period, the Company will be subject to periodic review to determine whether the Company is making progress consistent with the plan.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 11, 2010, Benjamin Daitch, the Company’s Senior Vice President and Chief Financial Officer resigned, and the Company appointed Michael J. Ricketts, age 52, as his successor.  From June 1, 2006 to November 11, 2010, Mr. Ricketts was Vice President and Principal Accounting Officer of the Company, and from May 28, 2004 to June 1, 2006, Mr. Ricketts served as Chief Financial Officer and Principal Accounting Officer of the Company.

In connection with Mr. Daitch’s resignation, on November 11, 2010, the Company executed a Separation Agreement and General Release with Mr. Daitch (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Daitch resigned from his position as Senior Vice President and Chief Financial Officer of the Company effective November 11, 2010, however he will continue to be an employee of the Company until November 30, 2010 to facilitate the orderly transfer of his job duties.  Mr. Daitch will receive a severance payment of $125,753.42 on or before December 2, 2010 and will relinquish all unvested shares of the Company’s restricted stock previously awarded to him.  Additionally, both parties have mutually released each from any claims or causes of action.

In connection with the Company’s appointment of Mr. Ricketts as the Company’s Senior Vice President and Chief Financial Officer, on November 11, 2010, the Company executed the Sixth Amendment to Employment Agreement with Mr. Ricketts (the “Sixth Amendment”).  Pursuant to the Sixth Amendment, Mr. Ricketts is promoted to Senior Vice President and Chief Financial Officer of the Company, and his salary is $200,000 per year.

The summary of the Separation Agreement and the Sixth Amendment set forth in this Item 5.02 does not purport to be complete and is qualified by reference to such agreements filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

10.1                           Sixth Amendment to Employment Agreement dated November 11, 2010 between Cano Petroleum, Inc. and Michael J. Ricketts.

10.2                           Separation Agreement and Release dated November 11, 2010 between Cano Petroleum, Inc. and Benjamin Daitch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: November 17, 2010
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Sixth Amendment to Employment Agreement dated November 11, 2010 between Cano Petroleum, Inc. and Michael J. Ricketts.

10.2	Separation Agreement and Release dated November 11, 2010 between Cano Petroleum, Inc. and Benjamin Daitch.